UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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American Consumers, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN CONSUMERS, INC.
P.O. Box 2328
Fort Oglethorpe, Georgia 30742

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
September 30, 2010

TO THE SHAREHOLDERS OF
AMERICAN CONSUMERS, INC.:

The Annual Meeting of the Shareholders of American Consumers, Inc. (“ACI” or the “Company”), will be held on Thursday, September 30, 2010, at 3:00 p.m. (E.D.T.) at ACI’s General Office, 55 Hannah Way, Rossville, Georgia, for the following purposes:

1)	To receive reports of officers pertaining to the operations of the Company during the fiscal year ended May 29, 2010;

2)	To elect a Board of Directors consisting of six (6) members; and

3)	To consider and act upon any other business that may properly come before the meeting.

Only holders of record of ACI’s Common Stock, $.10 par value, at the close of business on August 31, 2010 are entitled to notice of and to vote at the meeting or any adjournment thereof.

            AMERICAN CONSUMERS, INC.

            Paul R. Cook
            Chairman of the Board

Dated: September 3, 2010

PLEASE READ THE ATTACHED MATERIAL CAREFULLY, THEN COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK WILL BE REPRESENTED AT THE MEETING.  IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

AMERICAN CONSUMERS, INC.
P.O. Box 2328
Fort Oglethorpe, Georgia 30742

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
September 30, 2010

INFORMATION ABOUT PROXY AND ANNUAL MEETING

The enclosed proxy is solicited by American Consumers, Inc. (“ACI” or the “Company”), for use at the Annual Meeting of Shareholders to be held at ACI’s General Office, 55 Hannah Way, Rossville, Georgia, on Thursday, September 30, 2010 at 3:00 p.m. (E.D.T.) and at any adjournment or adjournments thereof (the “Annual Meeting”).  The proxy agents named in the enclosed proxy have been selected by the Board of Directors.  The expense of solicitation of proxies will be borne by ACI.  The proxy and this proxy statement are being mailed to shareholders on or about September 3, 2010.  To obtain directions to be able to attend the meeting and vote in person, you may contact our Corporate Secretary, Reba S. Southern, by mail at our corporate office address as set forth above.  Oral requests should be made by calling Ms. Southern at (706) 861-3347 during regular business hours, Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on September 30, 2010:

The Company’s Notice of Annual Meeting and Proxy Statement for the Annual Meeting are also available at http://www.rrdezproxy.com/2010/AmericanConsumers.

Shares represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated in the proxies unless such proxies have previously been revoked.  If no instructions are indicated, such shares will be voted (i) to fix the number of directors for the ensuing fiscal year at six (6) and to elect the Board of Directors’ six (6) nominees for director as set forth in this proxy statement and (ii) in the best judgment of the proxy agents, for such other matters as properly come before the Annual Meeting.

Any proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it, insofar as it has not been exercised, by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by submission of a later-dated, properly executed proxy, or by revoking the proxy in person and voting at the Annual Meeting.  Any shareholder of record who attends the Annual Meeting may personally announce his intention to vote the shares standing in his name as record holder and vote such shares, and for purposes of such vote, suspend any proxy (other than an irrevocable proxy) theretofore given by him.  If your shares are held in street name and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of record.  Any written notice revoking a proxy should be sent to American Consumers, Inc., P.O. Box 2328, Fort Oglethorpe, Georgia 30742, Attention: Reba S. Southern, Secretary.

PROPOSALS OF SECURITY HOLDERS FOR 2011 ANNUAL MEETING

In accordance with current rules of the Securities and Exchange Commission, any shareholder wishing to submit a proposal for inclusion in the Company’s Proxy Materials must submit the proposal to ACI at its General Office, 55 Hannah Way, Rossville, Georgia 30741, at least one hundred twenty (120) days in advance of the date corresponding with the date of the prior year’s proxy statement.  To submit proposals for inclusion in the Company’s Proxy Materials for the Annual Meeting of Shareholders in 2011, shareholder proposals must be received by the Company not later than May 6, 2011.  A shareholder who intends to present a proposal at the Annual Meeting of Shareholders in 2011, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company with notice of such intention by at least July 20, 2011 or the designated proxy holders will have discretionary voting authority at the 2011 Annual Meeting with respect to any such proposal without the matter having been discussed in the Company’s proxy materials.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

Holders of record of ACI’s Common Stock, $.10 par value (the “Common Stock”), at the close of business on August 31, 2010, will be entitled to notice of and to vote at the Annual Meeting.  The number of shares of outstanding Common Stock entitled to vote as of August 31, 2010, was 749,475 shares having one vote each on all matters properly brought before the meeting, exercisable in person or by properly executed proxy.  Cumulative voting is not permitted.

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum.  If a quorum is present, the affirmative vote of a plurality of the shares represented at the meeting and entitled to vote shall be the vote necessary to elect each director.  Shares represented at the meeting by properly executed proxies that reflect abstentions or represent “broker non-votes” (indications by brokers that they do not have discretionary authority to vote on a particular matter with respect to such shares) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Abstentions and broker non-votes, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast.”  Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting, assuming the presence of a quorum.

ELECTION OF DIRECTORS

Under ACI’s By-Laws, not less than three (3) nor more than twenty-five (25) directors may be elected at the Annual Meeting.  The Company’s Board of Directors recommends that the number of directors which shall constitute the Board of Directors be fixed at six (6) for the ensuing fiscal year and that the six (6) nominees listed below be elected to serve for a term of one year or until their successors have been duly elected and qualified.  The Board of Directors does not have a nominating committee.  A description of the policies followed by the full Board of Directors in selecting director nominees is presented below under the heading “Director Nomination Process and Independence Determinations.”

If any of the nominees should become unavailable, the discretionary authority provided in the proxy will be exercised to vote for a substitute.  The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve.  In any event, the enclosed proxy cannot be voted for a greater number of persons than the number of directors set by the shareholders.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

Information concerning the executive management, professional, civic and philanthropic leadership experiences that the Board of directors has determined qualify each director nominee for service on the Company’s Board of Directors are set forth in each individual’s biography presented below.  As a general matter, our Board believes that each director nominee has valuable individual experiences, qualifications, attributes and skills that, taken together, enable them to provide effective oversight of the Company’s business.

Paul R. Cook, age 60, was appointed by our Board of Directors as Chairman of the Board, President and Chief Executive Officer of the Company following the untimely death of Michael A Richardson in November 2009.  Mr. Cook has served as a director and as Executive Vice President, Treasurer and Chief

Financial Officer of the Company since 1991.  Prior to that time, he had served as Secretary/Treasurer and Chief Financial Officer of ACI since 1987.  As Chief Executive Officer, Mr. Cook also chairs the Company’s Executive Committee, which has responsibility for the review and approval of major management decisions for ACI under the overall supervision of the Board.  Mr. Cook has served as a director of Capital Bank, Fort Oglethorpe, Georgia, since 1993.  He also serves as Secretary/Treasurer of the Kiwanis Club of Fort Oglethorpe, Georgia, and as director of that organization’s annual Rick Honeycutt Youth Benefit Golf Tournament, a major annual fund raising project for various organizations and activities benefiting the youth of the Company’s primary trade area in Northwest Georgia.  The Board of Directors believes that Mr. Cook’s extensive knowledge of the supermarket business gained through over 23 years of service with the Company, coupled with his civic leadership and the financial industry experience he has gained through many years of oversight as a board member of a local bank, qualify him to serve as a director and to lead the Company at this time.

Michael T. Richardson, age 37, was appointed by the Board as a director to fill the vacancy created by the untimely death in November 2009 of his father, former Chairman and CEO Michael A. Richardson, and was also appointed Executive Vice President and Chief Operating Officer of the Company, and as a member of the Company’s Executive Committee, at that time.  Previously, Mr. Richardson had served as Vice President and Director of Meat Operations for the Company since 2006, with responsibility for the overall supervision of purchasing, advertising and operations functions for the meat markets in the Company’s grocery stores.  Prior to that time, Mr. Richardson served as assistant to the Company’s Director of Meat Operations.  The Board of Directors believes that Mr. Richardson’s experience in organizing and leading key operational activities for the Company, as well as his commitment to continuing the legacy of service to our customers that began when his grandfather founded the Company over 50 years ago, qualify him to serve as a director of ACI.  Mr. Richardson is the great nephew of Thomas L. Richardson, a director of the Company.

Virgil E. Bishop, age 71, retired in 2006 from his position as Vice President and Director of Meat Operations of the Company, the overall supervision of purchasing, advertising and operations functions for the meat markets in the Company’s grocery stores.  Mr. Bishop had served in that capacity with ACI since 1969, and he has served as a director of the Company since 1987.  Effective July 2010, Mr. Bishop was elected as a member of the Audit and Compensation Committees of the Board of Directors.  The Board of Directors believes that Mr. Bishop’s extensive experience with the grocery industry, as well as with the Company’s organization and operations, gained through his many years of service in senior management qualify him to continue providing leadership in an oversight role as a director of ACI.

Andrew V. Douglas, age 81, retired as a retail counselor for the Company’s former principal grocery supplier, Fleming Companies, Inc., in 1995 following ten years of service with Fleming and over 40 years of experience in the industry.  Prior to his retirement, Mr. Douglas worked closely with the Company on managing its product mix and marketing strategies.  He has served as a director of the Company since 1998, and is a member of the Audit Committee and the Compensation Committee.  The Board of Directors believes that Mr. Douglas’ extensive background and experience in analyzing trends and developments in the grocery industry, and working with retailers such as the Company to profitably manage their operations in response to developments in the industry and in their local markets, qualify him to serve as a director of ACI and enable him to provide valuable, ongoing guidance to the Company.

Thomas L. Richardson, age 80, has served since 1967 as Chairman of the Board of Learning Labs, Inc. (LLI), a privately held educational resource business marketing technology products designed to reinforce academic skills through applied, hands-on learning throughout the Southeastern United States.  He also served as Chief Executive Officer of LLI from 1967 until his retirement from that position in 1994.  Mr. Richardson, whose late brother, Zuma B. Richardson, founded ACI over 50 years ago, has served as a director of the Company since 1970, and is a member of the Audit Committee and the Compensation Committee.  The Board of Directors believes that the extensive business experience Mr. Richardson has acquired through over four decades of successfully leading LLI, as well as his experience and contributions in helping to oversee the growth and development of the Company’s business during that time, qualify him to serve as a director of ACI.  Mr. Richardson is the great uncle of Michael T. Richardson, a director and executive officer of the Company.

Danny R. Skates, age 57, is co-owner of Jackson Chevrolet Pontiac Buick GMC, Inc., and has served as Executive Vice President and General Manager of such dealership and its predecessor since 1989.  Mr. Skates has served as a director of the Company since 2001, and he serves as Chairman of both the Audit and Compensation Committees of the Company’s Board of Directors.  The Board of Directors believes that the business and financial management experience Mr. Skates has gained through running one of the largest automobile dealerships in the Company’s primary trade area, as well as his experience and contributions to the oversight of the Company’s business and financial reporting process as Chairman of the Board’s Audit and Compensation Committees, qualify Mr. Skates to serve as a director of ACI.

DIRECTORS’ COMMITTEES AND ATTENDANCE

The Board held six meetings in the fiscal year ended May 29, 2010.

Audit Committee.  ACI has an Audit Committee, presently composed of Messrs. Danny R. Skates (Chairman), Virgil E. Bishop, Andrew V. Douglas and Thomas L. Richardson, which assists the Board of Directors in providing oversight with respect to the Company’s financial statements and the financial reporting process.  Each of the four current members of the Audit Committee has been determined by the Board to be an independent, non-employee director.  In determining whether the members of the Audit Committee are independent, the Company’s Board of Directors has applied the independence criteria for audit committee members set forth in Rules 5605(a)(2) and 5605(c)(2) of The NASDAQ Stock Market’s listing standards.  The Audit Committee selects, reviews and evaluates the independent auditors to be employed by the Company.  The Audit Committee also approves the services to be rendered to the Company by its independent auditors.  The Audit Committee also may, but is not required to, undertake investigations of any matter of a financial nature and make recommendations to the Board of Directors with respect thereto.  During fiscal year 2008, the Board of Directors adopted a written charter for the Audit Committee, a copy of which was included as an annex to the Company’s Proxy Statement for its 2008 Annual Meeting of Shareholders.  The Audit Committee met five times during the fiscal year ended May 29, 2010.

Compensation Committee.  ACI also has a Compensation Committee, the current composition of which is identical to that of the Audit Committee (Messrs. Danny R. Skates (Chairman), Virgil E. Bishop, Andrew V. Douglas and Thomas L. Richardson).  The Compensation Committee administers the Company’s bonus plan, annually reviews and recommends compensation for all officers of the Company and submits its recommendations to the Board.  As part of its process of review, the Committee receives recommendations from the Company’s senior management, and gives particular weight to the recommendations of the Company’s Chairman and Chief Executive Officer, Mr. Paul R. Cook, with regard to the compensation of all officers other than himself.  The Committee has one regular meeting during the first quarter of each fiscal year to consider compensation, and meets on an as needed basis at other times during the year.  The Board of Directors has not adopted a written charter for the Company’s Compensation Committee.  Each of the four current members of the Compensation Committee has been determined by the Board to be an independent, non-employee director, applying the independence criteria set forth in Rule 5605(a)(2) of The NASDAQ Stock Market’s listing standards, as discussed below.  The Compensation Committee met two times during the fiscal year ended May 29, 2010.

During fiscal 2010, all of the Company’s incumbent Board Members attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of any committee on which that director served.  All directors are invited and encouraged to attend the annual meeting of shareholders.  In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events.  All of the Company’s then-current six directors attended the 2009 annual meeting of shareholders except for the Company’s late Chairman and Chief Executive Officer, Michael A. Richardson, who was absent due to illness.

DIRECTOR NOMINATION PROCESS AND INDEPENDENCE DETERMINATIONS

The Board of Directors does not have a nominating committee.  Prior to the death in 2006 of director Jerome P. Sims, Sr., a majority of the Board of Directors was comprised of independent, non-employee directors and, in accordance with a prior resolution of the Board, director nominees were chosen by the entire Board with full participation by all of the independent directors.  The Board has elected, at present, not to fill the vacancy created by Dr. Sims’ passing.  Instead, as a means of preserving the leading role of the independent directors in the director nomination process without the formal creation of a new committee, the Board has adopted a resolution which requires that, in order to be nominated for election as a director of the Company, each nominee must be approved by a majority vote of the full Board which also includes the affirmative votes of a majority of the Company’s independent directors.  Since, as discussed below, director Virgil E. Bishop now qualifies as an independent director of ACI, the Company once again has a Board composed of a majority of independent directors.  Additionally, while the Board was faced with the need to fill the vacancy created by the unexpected death of Michael A. Richardson on November 20, 2009, and did so by appointing Michael Todd Richardson as a director, the Board has rarely been called upon to fill vacancies under such circumstances.  Further, this appointment was made in accordance with the Board’s existing policy concerning director nominations, and was approved by the full Board, including by unanimous vote of ACI’s four independent directors.  Accordingly, the Board still does not consider it necessary for the Company to have a nominating committee at this time.  The Board of Directors considers the performance of directors in determining whether to nominate them for re-election.  In selecting nominees for director, the Board does not operate pursuant to a charter; however, the Board has adopted the resolution described above addressing the director nomination process.

The Board has determined that each of the Company’s directors is independent, as defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s listing standards, except for Paul R. Cook and Michael Todd Richardson, both of whom are current executive officers of the Company.  As noted above, the Board also has determined that each of the four non-employee directors who currently serve as members of the Audit Committee are independent directors pursuant to the independence criteria for audit committee members set forth in Rules 5605(a)(2) and 5605(c)(2) of The NASDAQ Stock Market.  In making its independence determinations with respect to the Company’s four non-employee directors, the Board reviewed and considered the fact that Thomas L. Richardson is the great uncle of Michael T. Richardson.  The Board also considered the fact that, while no such purchases occurred during fiscal 2010, during two of the past three fiscal years the Company purchased two new vehicles from Jackson Chevrolet, Pontiac, Buick, GMC, Inc., of which Danny R. Skates is a co-owner and serves as Executive Vice President and General Manager.  These vehicle purchases (like others which have occurred from time to time in prior years) were made on terms similar to those available to other commercial customers of such dealership, and Mr. Skates has had no direct or indirect personal financial interest in any such specific transactions.  With regard to Mr. Bishop, the Board considered the fact that, while he previously was employed as an executive officer of ACI, he retired from such position more than three years ago – which is sufficient for a finding of independence under NASDAQ Stock Market Rule 5605(a)(2) – and the Board found there were no other relationships or transactions that would interfere with Mr. Bishop’s independence as a director.  Accordingly, in light of its consideration of all relevant factors, including the prior performance and contributions of each of the independent directors during their tenure as members of the Board, the Board of Directors determined that each of the Company’s independent directors is free of any relationship which, in the opinion of the Board of Directors, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director of the Company, as prescribed by NASDAQ Stock Market Rule 5605(a)(2).

In selecting director nominees, the Board of Directors will consider, among other factors, the existing composition of the Board and their evaluation of the mix of Board members appropriate for the perceived needs of the Company.  We do not have a formal policy with regard to the consideration of diversity in nominating directors, but the Board believes that the Company has been well served by the complimentary backgrounds and business experiences of its current directors.  The Board of Directors believes that continuity in leadership and board tenure maximizes the Board’s ability to exercise meaningful oversight.  In particular, the Board believes that it is important for directors of ACI to possess a thorough understanding of both the competitive challenges faced by a small grocery retailer such as the Company and the business climate in the communities in which our grocery stores operate.  Because qualified incumbent directors generally are uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Board will generally consider as potential candidates those incumbent directors interested in standing for re-election who they believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

Generally, the Board will consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received.  To be timely, recommendations must be received in writing at the principal executive offices of the Company at least 120 days prior to the anniversary date of mailing of the Company’s proxy statement for the prior year’s annual meeting.  In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee’s name and qualifications and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Corporate Secretary at the Company’s corporate headquarters, P.O. Box 2328, Fort Oglethorpe, GA  30742.  All communications will be compiled by the Company’s Corporate Secretary and submitted to the Board or the individual Director(s) to whom such communication is addressed.

BOARD LEADERSHIP STRUCTURE

The Board of Directors believes that ACI’s leadership structure of combining the roles of CEO and Chairman has served the Company well historically, due to the extensive experience with our business, and dedication to the Company, our shareholders and our customers, of each of the men who have occupied this role.  The Company has not designated a separate lead independent director.  However, the Company’s four independent, non-employee directors, who collectively make up both the Audit Committee and the Compensation Committee, provide active oversight of the leadership of the Company by senior management, including the Chairman and Chief Executive Officer, through receipt of management reports and discussion with management of significant transactional, operational, financial and strategic planning issues facing the Company at each quarterly Board meeting.  The Board believes this leadership structure and process continues to be in the best interests of the Company and its shareholders.

BOARD AND MANAGEMENT ROLES IN RISK OVERSIGHT

Assessing and managing risk is the responsibility of the management of ACI.  Our Board of Directors is responsible for overseeing the Company’s risk management process.  The Board administers its risk oversight function principally through the Audit Committee.  The Audit Committee meets at least quarterly with senior management and the Company’s outside legal counsel and independent registered public accountants, and such meetings include a review and assessment of material financial, regulatory and operational risks facing the Company (including without limitation a review of risks pertaining to internal controls, adherence to generally accepted accounting principles, and financial reporting).  The Board of Directors also receives quarterly reports from the Company’s Chief Operating Officer concerning competitive conditions and related risks in the Company’s market areas, and the full Board considers these matters with senior management in conjunction with the Company’s overall strategic planning process.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information known to ACI as of August 31, 2010, with respect to the ownership of our Common Stock by (i) each person known to ACI to be the beneficial owner of more than five percent (5%) of our outstanding Common Stock, (ii) each director/director nominee (including the Company’s sole “named executive officer” as defined below) and (iii) all directors and executive officers as a group.  The principal business address for each 5% beneficial owner is also set forth below.

Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership(1)	Percent of Class

5% Beneficial Owners:

ZBR, Inc. (2) P.O. Box 2328 Fort Oglethorpe, GA 30742	484,000(2)	64.58%

Diana K. Richardson P.O. Box 1230 LaFayette, GA 30728	488,675(3)	65.20%

Directors and Executive Officers:

Paul R. Cook(2)	1,375(4)	*

Michael T. Richardson	None	—

Virgil E. Bishop	490(5)	*

Andrew V. Douglas	None	—

Thomas L. Richardson	5,837	*

Danny R. Skates	None	—

All Directors and Executive Officers as a Group (7 individuals)	7,702	1.03%

Notes to Principal Shareholders Ownership Table:

*Less than 1% of total common shares outstanding.

(1)           A person is deemed to be the “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security, or if, under certain circumstances, a person has the right to acquire either voting power or investment power over such security through the exercise of an option or other contractual right.  More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no personal economic interest or which he may not vote.  Except as otherwise noted, all shares included in the table are owned by the persons specified with sole voting and sole investment power.

(2)           ZBR, Inc. (“ZBR”) is a closely held corporation of which Diana K. Richardson is an officer and director, and is the controlling shareholder.  ZBR owns 484,000 shares of Common Stock.  Paul R. Cook, Chief Executive Officer and President of the Company, holds a 15% equity interest in ZBR but does not possess any voting or investment power with respect to shares of the Company’s Common Stock held by ZBR.

(3)           This includes 484,000 shares owned by ZBR as to which she exercises sole voting and investment power as the controlling shareholder of ZBR, Inc., as well as 4,675 shares owned by Diana K. Richardson as to which she exercises sole voting and investment power.  See note (2).

(4)           This includes 1,320 shares jointly owned by Mr. Cook and his wife, as to which they exercise shared voting and investment power.

(5)           Shares jointly owned by Mr. Bishop and his wife, as to which they exercise shared voting and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission (“SEC”) thereunder require the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and periodic transaction reports covering any changes in ownership with the SEC.  Executive officers, directors, and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all such reports they file.  Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for such persons, the Company believes that, during fiscal year 2010, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company’s Common Stock were satisfied.

DIRECTOR COMPENSATION

The following table provides compensation information for the fiscal year ended May 29, 2010 for each member of our Board of Directors that does not qualify as a “named executive officer.”  Pursuant to applicable SEC rules, director fees paid to directors Michael A. Richardson (deceased) and Paul R. Cook during this period are included in the compensation reported for such “named executive officers” in the Summary Compensation Table set forth in the Executive Compensation section below.

Name of Director	Fees Earned or Paid in Cash(1)	All Other Compensation	Total Compensation

Michael T. Richardson	$1,625	$53,736 (2)	$55,361

Virgil E. Bishop	$3,825	$ 830 (3)	$ 4,655

Danny R. Skates	$3,825	—	$ 3,825

Thomas L. Richardson	$4,005	—	$ 4,005

Andrew V. Douglas	$4,005	—	$ 4,005

(1)
As described below, includes cash director fees at the rate of $300 per month, increased to $325 per month effective September 1, 2009, plus reimbursement for reasonable expenses incurred in attending Board and Board committee meetings.

(2)
Includes (i) $28,598 of total compensation which Mr. Richardson received related to his service as Director of Meat Operations prior to his appointment as an executive officer and (ii) $24,200 in salary he received as Executive Vice President and Chief Operating Officer of the Company following such appointment, in addition to $938 in other compensation (including $228 in Company contributions allocated to his account under ACI’s 401(k) retirement plan and $180 in premiums paid by the Company for group term life insurance coverage provided to Mr. Richardson, as well as the personal use of company vehicles which are provided to certain officers and a 15% discount on groceries purchased from ACI, provided to all current and retired officers).

(3)	The amount shown represents a 15% discount on groceries purchased from ACI. Such discount is provided to all current and retired officers.

Historically, all of the Company’s Directors have been compensated for their services as Directors at the rate of $300 per month, plus reimbursement for reasonable expenses incurred by non-employee directors in attending meetings of the Board of Directors and any Board committee on which a director serves.  Effective September 1, 2009, the directors’ compensation was increased to $325 per month, plus reimbursement for reasonable expenses incurred in attendance at meetings.  Directors who are members of the Audit Committee and the Compensation Committee of the Board of Directors do not receive any additional compensation for such committee service.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation for each of the Company’s two most recent fiscal years for (i) Michael A. Richardson, who served as the Company’s President and Chief Executive Officer prior to his death on November 20, 2009 and (ii) Paul R. Cook, who served as the Company’s President and Chief Executive Officer for the remainder of fiscal 2010, and as the Company’s Chief Financial Officer and Treasurer throughout both years.  Mr. Richardson and Mr. Cook are the only “named executive officers” in accordance with the applicable SEC rules, since no other executive officer of the Company received total compensation in excess of $100,000 for the Company’s most recent fiscal year.

SUMMARY COMPENSATION TABLE

Name of Individual and Capacity in which Such Individual Served	Year	Salary	Bonus(2)	All Other Compensation(3)	Total Compensation

Michael A. Richardson President and Chief Executive Officer(1)	2010	$42,500	—	$5,401	$47,901
	2009	$88,400	$4,474	$6,776	$99,650

Paul R. Cook President and Chief Executive Officer(1) Chief Financial Officer and Treasurer	2010	$69,552	—	$7,422	$76,974
	2009	$66,976	$2,983	$5,806	$75,765

(1)
Michael A. Richardson served as the Company’s President and Chief Executive Officer until his untimely death on November 20, 2009.  Compensation reported above for fiscal year 2010 represents compensation paid to Mr. Richardson for his service prior to such date.  Thereafter, the Board of Directors appointed Paul R. Cook to serve in these positions as the Company’s principal executive officer.

(2)
The Company has a policy of awarding discretionary cash bonuses to selected officers of the Company based on the results of operations.  The amounts of such bonuses are determined by the Board of Directors, based upon the recommendation of the Compensation Committee.  Individuals receiving such bonuses do not participate in the determination of the amount, if any, to be awarded.

(3)
The amounts shown include (i) fees paid to Mr. Richardson ($1,875 for 2010 and $3,600 for 2009) and Mr. Cook ($3,825 for 2010 and $3,600 for 2009) at the rate of $300 per month for service as directors of ACI ($325 per month effective September 1, 2009); (ii) Company contributions allocated to the accounts of Mr. Richardson ($424 for 2010 and $433 for 2009) and Mr. Cook ($348 for 2010 and $323 for 2009) under ACI’s 401(k) retirement plan; and (iii) premiums paid by the Company for group term life insurance coverage provided to Mr. Richardson ($396 for 2010 and $432 for 2009) and Mr. Cook ($423 for both 2010 and 2009).  The amounts shown for such officers for both fiscal years 2010 and 2009 also includes the personal use of company vehicles which are provided to certain officers and a 15% discount on groceries purchased from ACI, provided to all current and retired officers.

ADDITIONAL INFORMATION CONCERNING EXECUTIVE COMPENSATION

Compensation of the Company’s executive officers, including its Chief Executive Officer, consists primarily of a base salary, representing a “not−at−risk” component intended to provide market rate compensation to our officers for fulfilling the responsibilities of their respective positions, plus an “at−risk” component consisting of an opportunity for each of the Company’s key officers to receive a discretionary annual bonus based on a percentage determined by the Compensation Committee, which historically has been equal to 6% of the Company’s annual pre-tax income for the Chief Executive Officer. While the Chief Executive Officer also receives a monthly stipend for service as a director of ACI, these fees currently total $325 per month and do not represent a significant proportion of his total compensation.  Our officers also participate in the 401(k) retirement plan that ACI makes available to substantially all of its employees, and a portion of any annual, discretionary contributions made by the Company to this plan is allocated to the account of each participating employee (including each participating executive officer).  The Company’s compensation programs do not include extensive fringe benefits for either officer or non-officer employees.  The opportunity to participate in group insurance benefits is made available to all full time Company employees, including our officers.  The Company pays 100% of the premiums for group life and disability insurance benefits provided under these plans, and pays a portion of the premiums for group medical insurance benefits.  Finally, all current and retired officers receive a 15% discount on groceries purchased from ACI, and we also provide certain officer and non-officer employees, including the Chief Executive Officer, with Company supplied vehicles that are used primarily for Company business.

The Company does not provide any compensation to its executive officers pursuant to any equity compensation or long-term incentive plans.

POTENTIAL PAYMENTS UPON TERMINATION

None of the Company’s officers, including the named executive officer listed above, have any employment, severance or change of control agreements with the Company.  Accordingly, such officers will not receive compensation in connection with any termination of employment due to death, disability, retirement or any other reason, except for such benefits as are available generally to all salaried employees under the Company’s 401(k) Plan, insurance and other benefits programs, and except for the Company’s policy of allowing retired officers, and the surviving spouse of any deceased officer, to continue to receive the same 15% discount on groceries purchased from ACI that is provided to all current and retired officers.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF AMERICAN CONSUMERS, INC.

The Audit Committee of the Board of Directors, presently composed of Messrs. Danny R. Skates, Virgil E. Bishop, Andrew V. Douglas and Thomas L. Richardson, has reviewed and discussed the audited financial statements of the Company for the year ended May 29, 2010 (“Audited Financial Statements”) with management of ACI and with Hazlett, Lewis & Bieter, PLLC, the independent auditing firm for the Company.  In addition, we have discussed with Hazlett, Lewis & Bieter, PLLC the matters required by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee also has received the written report, disclosure and the letter from Hazlett, Lewis & Bieter, PLLC required by applicable requirements of the Public Company Accounting Oversight Board concerning such firm’s independence, and we have reviewed, evaluated, and discussed with that firm the written report and its independence from the Company.  The Committee also has discussed with management of the Company and its independent accountants such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report for the year ended May 29, 2010 on Form 10-K, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Danny R. Skates, Chairman
Virgil E. Bishop
Andrew V. Douglas
Thomas L. Richardson

CERTAIN TRANSACTIONS

During the fiscal year ended May 29, 2010, we increased the Company’s borrowings under its unsecured notes payable to Matthew Richardson by $31 in additional interest accrued.  The outstanding balance remaining on such note as of the end of the 2010 fiscal year following such accrual is $541, and the largest principal balances outstanding on such note at any time during the Company’s fiscal year 2010 was $541.  The interest rate on these borrowings at any given time is set at .25% less than the then-current base rate charged the Company by its principal lender, which resulted in an effective interest rate of 5.75% at May 29, 2010.  Additionally, beginning in January 2010, the Company began paying $700 per month for advertising consulting services to Diana K. Richardson, who is the Company’s principal shareholder and is the mother of Matthew Richardson and of Michael Todd Richardson, a director of the Company and its Executive Vice President and Chief Operating Officer.  The Audit Committee of the Company’s Board of Directors has reviewed and approved the terms of these transactions in accordance with the requirement set forth in the Company’s Code of Business Conduct and Ethics that any transactions which present a potential conflict of interest must be reviewed and approved by the Audit Committee, following disclosure of all relevant facts and circumstances.  In connection with its review, the Audit Committee noted that the transactions are fair to ACI and that the historical related party borrowing arrangements have been favorable, in that they have allowed the Company to finance a portion of its ongoing working capital requirements at a lower cost than is available through its bank financing.  The Audit Committee concluded that these transactions do not present an inappropriate conflict of interest in light of all of the relevant circumstances reviewed by the Committee.

INDEPENDENT AUDITORS

Upon recommendation of the Audit Committee, the Board of Directors has selected the firm of Hazlett, Lewis & Bieter, PLLC as independent certified public accountants to examine and report upon the financial statements of the Company for the fiscal year ending in 2011.  Such selection is subject to the negotiation of a reasonable fee for services to be rendered by the firm.  A representative of Hazlett, Lewis & Bieter, PLLC is expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he so desires.

AUDIT FEES

The following table sets forth the fees paid to Hazlett, Lewis & Bieter, PLLC for services provided during ACI’s fiscal years 2010 and 2009:

	2010	2009
Audit Fees (1)	$62,751	$61,670
Audit-Related Fees (2)	11,990	10,250
Tax Fees (3)	4,750	4,750
All Other Fees	0	0
Total	$79,491	$76,670

(1)
Represents fees and expenses for professional services provided in connection with the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements and review of other SEC filings.

(2)
Represents fees for professional services provided in connection with the audit of the Company’s 401(k) retirement plan during both periods presented, and for participation in Board and Audit Committee meetings in addition to the regular, quarterly meetings during fiscal 2010.

(3)	Represents fees for professional services provided in connection with the review of federal and state tax returns, employment tax consulting and other related services.

It is the policy of the Audit Committee to pre-approve all services provided by its independent auditors.  In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to approve any modifications to the list of pre-approved non-audit services.  None of the fiscal 2010 and fiscal 2009 fees were approved by the Audit Committee pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C) of SEC Regulation S-X.

ANNUAL REPORT

The Annual Report of the Company for the fiscal year ended May 29, 2010, including financial statements for the fiscal year and the comparable prior year period, including the notes thereto, accompanies this Proxy Statement.

DELIVERY OF PROXY MATERIALS TO SHAREHOLDERS

If you and other residents at your mailing address own our Common Stock in street name, your broker or bank may have sent you a notice, pursuant to applicable SEC rules, that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank.  This practice of sending only one copy of proxy materials is known as “householding.”  If you did not respond that you did not want to participate in householding, you may have been deemed to have consented to the process.  If the foregoing procedures apply to you, your broker has sent one copy of our Annual Report and Proxy Statement to your address.  However, even if your broker has sent only one copy of these proxy materials, you should receive a proxy card for each shareholder in your household.

Any shareholder who wants to receive separate copies of the Annual Report and/or Proxy Statement in the future, or any shareholder who is receiving multiple copies and would prefer to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee holder of record.  In any event, if you did not receive an individual copy of this Proxy Statement or our Annual Report, you can obtain a copy by contacting our Corporate Secretary, Reba S. Southern, by mail at our corporate office address as set forth above.  Oral requests should be made by calling Ms. Southern at (706) 861-3347 during regular business hours, Eastern Time.

OTHER MATTERS

Reports of officers will be received by the Company’s shareholders at the Annual Meeting; such receipt will not constitute approval of the matters referred to in such reports.

Management knows of no matters to be presented for action at the Annual Meeting other than fixing the number of directors at six (6) and the election of directors for the ensuing fiscal year.  If other matters should come before the meeting, the enclosed proxy confers upon the persons named therein discretionary authority to vote such proxies in respect to any such other matters in accordance with their best judgment.

Dated: September 3, 2010

STOCKHOLDERS OF RECORD ON AUGUST 31, 2010 MAY OBTAIN COPIES OF ACI’S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO AMERICAN CONSUMERS, INC., ATT’N: CORPORATE SECRETARY, P.O. BOX 2328, FORT OGLETHORPE, GEORGIA, 30742.

AMERICAN CONSUMERS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

September 30, 2010

THIS PROXY IS BEING SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

Paul R. Cook and Michael T. Richardson, and each of them, with full power to act alone in the absence of the other, are hereby authorized to vote the shares of the undersigned in American Consumers, Inc. (“ACI” or the “Company”) at its Annual Meeting of Shareholders to be held Thursday, September 30, 2010, or at any adjournment or adjournments thereof (the “Annual Meeting”), upon the matters set forth below in the manner indicated and at the discretion of the persons named above on any other matter or matters which may properly come before the Annual Meeting and require the vote of shareholders:

1.	ELECTION OF DIRECTORS

WITH (       )  WITHOUT (        ) authority to fix the number of directors for the ensuing fiscal year at six (6) and to vote for the election of the entire group of persons nominated for election to the Board of Directors (except as indicated below), consisting of Danny R. Skates; Michael T. Richardson; Thomas L. Richardson; Paul R. Cook; Andrew V. Douglas; and Virgil E. Bishop, or for such substitute nominee or nominees named by the Board of Directors at the Annual Meeting if any of the foregoing nominees is unable to serve or will not serve.

(You may withhold authority to vote for any nominee listed above by entering his name in the space below.)

______________________________________________________________________________________________

______________________________________________________________________________________________

If this proxy is executed and returned, it will be voted in accordance with your instructions indicated above unless revoked.  IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED AFFIRMATIVELY FOR EACH OF THE LISTED NOMINEES.

The proxy may be revoked by you at any time before it is voted, and will in no way interfere with your right to vote in person if you attend the meeting.

IF ANY OF THE FOREGOING NAMED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IS UNABLE TO SERVE OR WILL NOT SERVE, THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE AT THE ANNUAL MEETING FOR SUBSTITUTE NOMINEES SELECTED BY THE BOARD OF DIRECTORS.  THE BOARD IS NOT AWARE OF ANY OTHER MATTER TO BE BROUGHT BEFORE THE ANNUAL MEETING FOR A VOTE OF SHAREHOLDERS.  IF, HOWEVER, OTHER MATTERS ARE PROPERLY PRESENTED, THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE UPON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

This proxy should be dated, signed by the shareholder, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.

        DATED _________________________________, 2010

        ____________________________________________

        ____________________________________________
        Signature of Shareholder